SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2006

ACADIA REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1311 Mamaroneck Avenue, Suite 260 White Plains, New York	10605
(Address of principal executive offices)	(Zip Code)

(914) 288-8100

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 8.01	Other Events

On January 4, 2006, certain institutional investors of Acadia Realty Opportunity Fund, L.P. (“Fund I”), in which the Registrant is the sole general partner, merged their 77.8% interest in a portfolio of assets located in Wilmington, Delaware (the “Portfolio”) into affiliates of GDC Properties Incorporated (“GDC”) in exchange for cash. The Registrant merged its 22.2% share of the Portfolio into GDC in exchange for a 22.2% in GDC. Prior to the closing of this transaction, Acadia Realty Limited Partnership, in which the Registrant is the sole general partner, provided $17.6 million of mortgage financing secured by certain properties within this portfolio .

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1

Agreement and Plan Of Merger Dated as of December 22, 2005 by and among Acadia Realty Acquisition I, LLC, Ara Btc LLC, ARA MS LLC, ARA BS LLC, ARA BC LLC and ARA BH LLC, Acadia Investors, Inc., AII BTC LLC, AII MS LLC, AII BS LLC, AII BC LLC And AII BH LLC, Samuel Ginsburg 2000 Trust Agreement #1, Martin Ginsburg 2000 Trust Agreement #1, Martin Ginsburg, Samuel Ginsburg and Adam Ginsburg, and GDC SMG, LLC, GDC Beechwood, LLC, Aspen Cove Apartments, LLC and SMG Celebration, LLC

99.2	Amended And Restated Operating Agreement GDC Beechwood, LLC effective as of

January 4, 2006

99.3	Amended And Restated Operating Agreement GDC SMG, LLC effective as of

January 4, 2006

99.4	Amended And Restated Operating Agreement Aspen Cove Apartments, LLC effective as of

January 4, 2006

99.5	Amended And Restated Operating Agreement SMG Celebration, LLC effective as of

January 4, 2006

99.6	$16,915,000 Promissory Note dated January 3, 2006 from Acadia Brandywine Condominium, LLC to Acadia Realty Limited Partnership
99.7	$643,096 Promissory Note dated January 3, 2006 from Acadia Market Square, LLC to Acadia Realty Limited Partnership
99.8	Press release dated January 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
(Registrant)

Date: January 12, 2006	By: /s/ Michael Nelsen

Name: Michael Nelsen
Title: Sr. Vice President and Chief Financial Officer

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